                                                                     EXHIBIT 2.3

                             TRADEMARK ASSIGNMENT

          ASSIGNMENT, made as of April 30, 1999, from BUSINESS INTERNET, INC., a Delaware corporation with an office at 1 Digex Plaza, Beltsville, Maryland 20705 ("Assignor"), to DIGEX, INCORPORATED, a Delaware corporation with an office at 1
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Digex Plaza, Beltsville, Maryland 20705 ("Assignee").
                                          --------

                                   RECITALS
                                   --------

          Assignor and Assignee have entered into a Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), pursuant to which Assignor
                            ----------------------
is transferring to Assignee, among other things, Assignor's right, title and interest in and to the Trademarks, as such term is defined in the Contribution Agreement.

          Assignor is the owner of the Trademarks, including, but not limited to those Trademarks identified on Schedule A attached hereto.

          Assignor desires to assign, and Assignee desires to acquire by this instrument, all of Assignor's right, title and interest in and to the Trademarks, all goodwill associated therewith, and all common law rights therein.

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby sells, assigns, and transfers to Assignee, its successors and assigns, all of Assignor's right, title and interest, in and to the Trademarks, including common law rights, together with all of the goodwill symbolized by and associated with the Trademarks, all income, royalties, fees, and payments now or hereafter due or payable in respect thereto, and the right to file any action and recover damages for any present or future infringement or misappropriation of the Trademarks or any other rights assigned to Assignee under this Assignment.

          Assignor hereby agrees to execute, acknowledge and deliver to Assignee all documents as may be necessary to make a record with any government agencies, courts or third parties, of Assignee's ownership of all right, title and interest in and to the Trademarks and the goodwill associated therewith.

        IN WITNESS WHEREOF, the parties have duly executed this Trademark Assignment on the date first above written.


ASSIGNOR:                               BUSINESS INTERNET, INC.


                                        By: /s/ Robert M. Manning
                                            -------------------------
                                            Name:  Robert M. Manning
                                            Title: Vice President, Treasurer,
                                                   Assistant Secretary


ASSIGNEE:                               DIGEX, INCORPORATED

                                        By: /s/ Nancy G. Faigen
                                            -------------------------
                                            Name:  Nancy G. Faigen
                                            Title: President and Chief
                                                   Executive Officer

                                  SCHEDULE A
                                  ----------

                                  TRADEMARKS

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MARK                    PTO NO.                 FILE DATE
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DIGEX E-LINK            SN 75 577541            10/27/98 pending
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DIGEX                   2001489(text)           10/13/95 registered
                        SN 75 113168 (design)    6/03/96 registered
                        SN 75 113193 (design)    6/03/96 registered
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DIGITAL EXPRESS         2106263                 10/26/95 registered
GROUP, Inc.
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